Exhibit 32.1

Certification of Chief EXecutive Officer AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the

Sarbanes Oxley Act of 2002

In connection with the Annual Report of Eco-Stim Energy Solutions, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alexander Nickolatos, Interim President and Chief Executive Officer, Chief Financial Officer and Secretary of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2019	/s/ Alexander Nickolatos
Alexander Nickolatos
Interim President and Chief Executive Officer, Chief Financial Officer and Secretary